Exhibit 10.8

RESTRICTED STOCK AWARD AGREEMENT

TransDigm Group Incorporated (“Company”), pursuant to its 2006 Stock Incentive Plan (the “Plan”), hereby grants to Holder the number of shares of Common Stock of Company set forth below (the “Restricted Stock”). The Restricted Stock is subject to all of the terms and conditions set forth herein as well as all of the terms and conditions of the Plan, all of which are incorporated herein. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan. In the event of a conflict or inconsistency between the Plan and this Agreement, the Plan shall control.

Holder:

Date of Grant:

Number of Shares of Restricted Stock:

Additional Terms:

•	Restricted Stock is subject to a substantial risk of forfeiture in accordance with the Plan until such restrictions lapse (i.e., “vest”). Restricted Stock will vest as follows:

33% of the shares of Restricted Stock granted hereunder to Holder will vest and become exercisable on each of the first, second and third anniversaries of the date of grant. All shares of Restricted Stock will become fully vested and exercisable upon a Change in Control.

•

Upon vesting of any portion of the Restricted Stock, Holder will be required to satisfy applicable withholding tax obligations as provided in the Plan. Holder may satisfy such tax obligations, in whole or in part, by (i) electing to have Company withhold a portion of the shares of Restricted Stock otherwise to be delivered upon vesting of the Restricted Stock with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. If Holder does not make such payment to Company, Company shall have the right to withhold from any payment of any kind otherwise due to Holder from Company any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of Restricted Stock.

•

The Restricted Stock will be registered in Holder’s name in Company’s stock ledger as of the date of grant and may be evidenced by book entry or certificate. If evidenced by a certificate, the certificate will bear an appropriate legend referencing this Agreement and will be maintained in Company’s custody until the Restricted Stock, or applicable portion thereof, vests. Prior to vesting, Holder will be entitled to all rights of a stockholder, except as noted in the Plan or elsewhere in this Agreement. Holder agrees to execute and deliver to Company a stock power with respect to the Restricted Stock for the sole purpose of transferring to Company any forfeited shares of Restricted Stock. Within a reasonable time after vesting, a certificate for the number of vested shares of Restricted Stock (less any shares used to satisfy Holder’s tax obligations) will be delivered to Holder.

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THE AGREEMENT AND THE PLAN.

TRANSDIGM GROUP INCORPORATED

By: Signature	Signature

Title:	Date:

Date: